Supplemental Financial Information First Quarter 2021 investors.ironmountain.com

Table of Contents Section I - Q1 Earnings Press Release 3 Q1 2021 Earnings Press Release Section II - Company Profile 6 Section III - Financial Highlights and Guidance Financial and Operating Highlights 7 2021 Guidance 8 Organic Revenue Growth 9 Section IV - Operational Metrics Worldwide Storage Volume 10 Quarterly and Year-to-Date Operating Performance 11 Section V - Balance Sheets, Statements of Operations and Reconciliations Consolidated Balance Sheets 12 Consolidated Statements of Operations 13 Reconciliation of Net Income (Loss) to Adjusted EBITDA & Reported Earnings per Share to Adjusted Earnings per Share 14 Reconciliation of Net Income (Loss) to FFO and AFFO 15 Section VI - Storage and Service Reconciliation 17 Storage and Service Business Detail Section VII - Real Estate Metrics 18 Global Real Estate Portfolio and Lease Obligations Facility Lease Expirations Section VIII - Data Center Customer and Portfolio Metrics Data Center Customer Lease Expiration and Leasing Activity Summary 19 Data Center Operating Portfolio 20 Data Center Expansion and Development Activity 21 Section IX - Capitalization and Debt Maturity Profile 22 Capitalization Debt Maturity Profile Section X - Capital Expenditures and Acquisitions Capital Expenditures and Investments 23 Business and Customer Acquisitions 24 Section XI - Appendix and Definitions 25 All figures except per share, megawatts (MW), kilowatts (kW), and facility counts in 000s unless noted All figures in reported dollars unless noted Figures may not foot due to rounding All figures for the quarter ended March 31, 2021 unless noted Unaudited investors.ironmountain.com Q1 2021 Supplemental Financial Information 2

IRON MOUNTAIN
Section I - Q1 Earnings Press Release

Iron Mountain Reports First Quarter Results

-- Achieves Record Quarterly Revenue, in Spite of COVID-19 Impact on Traditional Services Offerings --

-- Increases 2021 Financial Guidance --

BOSTON – May 6, 2021 – Iron Mountain Incorporated (NYSE: IRM), the global leader in innovative storage and information management services, announces financial and operating results for the first quarter of 2021. The conference call / webcast details, earnings call presentation and supplemental financial information, which includes definitions of certain capitalized terms used in this release, are available on Iron Mountain's Investor Relations website. Reconciliations of non-GAAP measures to the appropriate GAAP measures are included herein.

"We are pleased to have delivered a strong start to the year, with both revenue and profitability coming in ahead of our expectations for the first quarter, despite the impact from many parts of the world continuing to experience the effects from various levels of lockdown," said William L. Meaney, president and CEO of Iron Mountain. "We achieved a record level of quarterly revenue. What this means effectively is that whilst our service revenue is still significantly impacted by various lockdowns across the world, our organic revenue growth in new areas more than offset those declines to deliver record revenue. In addition, we grew Adjusted EBITDA 2% year over year on a constant-currency basis, to a record first-quarter level - again, versus a previous record Q1 profitability last year before the impact of COVID. Our margin expanded 100 basis points, driven in part by the benefits from Project Summit and the flow through from revenue management."

Meaney continued, "Whilst the continued impact from COVID during this quarter was unprecedented before Q2 of last year, we are proud of the consistency and stability of our core business, and we continue to deliver on our strategic plan. This can be attributed to the diversity and scale of our portfolio, the depth and breadth of our service offerings, the investments we have made in both new product offerings as well as enhanced sales capacity, and the efficiencies that have been created through Project Summit - not just in financial terms but in the cultural shift we have continued to drive."

Financial Performance Highlights for the First Quarter of 2021

($ in millions, except per share data)

	Three Months Ended		
	3/31/21	3/31/20	Y/Y % Change
Storage Rental Revenue	$708	$684	4%
Service Revenue	$374	$385	(3)%
Total Revenue	**$1,082**	**$1,069**	**1%**
Net Income	$47	$65	(28)%
Adjusted EBITDA	$381	$366	4%
Adjusted EBITDA Margin	*35.2%*	*34.2%*	*+100 bps*
AFFO	$235	$231	2%
AFFO per share	$0.81	$0.80	2%

- Total reported Revenues for the first quarter were $1.08 billion, compared with $1.07 billion in the first quarter of 2020, an increase of 1.2%. Excluding the impact of foreign currency exchange (FX), total reported Revenues declined 0.5% compared to the prior year, driven by a 4.8% decline in Service revenue, partially offset by a 1.9% increase in Storage rental revenue.
- Net Income for the first quarter was $46.6 million compared with $64.9 million in the first quarter of 2020. The following items were included in Net Income:
  - Restructuring Charges of $39.8 million associated with the implementation of Project Summit compared to $41.0 million, in the first quarters of 2021 and 2020, respectively.
  - Intangible Impairment charge of $23.0 million related to the writedown of goodwill associated with the Fine Arts business in the first quarter of 2020.
  - Other Expense, Net of $4.7 million compared to Other Income, Net of $42.7 million, with the majority of the year-over-year change related to fluctuations in foreign currency transaction losses (gains), net.

investors.ironmountain.com Q1 2021 Supplemental Financial Information 3

IRON MOUNTAIN
Section I - Q1 Earnings Press Release

- Adjusted EBITDA for the first quarter was $380.6 million, compared with $366.0 million in the first quarter of 2020, an increase of 4.0%. On a constant currency basis, Adjusted EBITDA increased by 2.1%, driven by the benefits from Project Summit and the flow through from revenue management, somewhat offset by the aforementioned decline in Service revenue.
- Reported EPS - Fully Diluted from Continuing Operations for the first quarter was $0.16, compared with $0.22 in the first quarter of 2020.
- Adjusted EPS for the first quarter was $0.32, compared with $0.28 in the first quarter of 2020. Adjusted EPS reflects a structural tax rate of 16.6% and 17.0%, in the first quarters of 2021 and 2020, respectively.
- FFO (Normalized) per share was $0.63 for the first quarter, compared with $0.60 in the first quarter of 2020, or an increase of 5.0%.
- AFFO was $235.4 million for the first quarter, compared with $230.7 million in the first quarter of 2020, an increase of 2.1%.
- AFFO per share was $0.81 for the first quarter, compared with $0.80 in the first quarter of 2020, an increase of 1.6%.

Dividend

On May 6, 2021, Iron Mountain's board of directors declared a quarterly cash dividend of $0.6185 per share for the second quarter. The second-quarter 2021 dividend is payable on July 6, 2021, for shareholders of record on June 15, 2021.

Guidance

Iron Mountain has increased its 2021 financial guidance ranges, reflecting first quarter outperformance and recently closed acquisitions; details are summarized in the table below. Additional guidance assumptions are available in the Company's Q1 2021 supplemental financial information.

	2021 Guidance			
($ in millions, except per share data)				
	New	**Y/Y % Change**	**Previous**	**Y/Y % Change**
Total Revenue	$4,365 - $4,515	5% - 9%	$4,325 - $4,475	4% - 8%
Adjusted EBITDA	$1,585 - $1,635	7% - 11%	$1,575 - $1,625	7% - 10%
AFFO	$955 - $1,005	8% - 13%	$945 - $995	7% - 12%
AFFO Per Share	$3.28 - $3.45	7% - 12%	$3.25 - $3.42	6% - 11%

About Iron Mountain

Iron Mountain Incorporated (NYSE: IRM) is the global leader in innovative storage and information management services, storing and protecting billions of valued assets, including critical business information, highly sensitive data, and cultural and historical artifacts. Founded in 1951 and trusted by more than 225,000 customers worldwide, Iron Mountain helps customers CLIMB HIGHER™ to transform their businesses. Through a range of services including digital transformation, data centers, secure records storage, information management, secure destruction, and art storage and logistics, Iron Mountain helps businesses bring light to their dark data, enabling customers to unlock value and intelligence from their stored digital and physical assets at speed and with security, while helping them meet their environmental goals.

To learn more about Iron Mountain, please visit: www.IronMountain.com and follow @IronMountain on Twitter and LinkedIn.

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Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: We have made statements in this press release that constitute "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements concern our operations, economic performance, financial condition, goals, beliefs, future growth strategies, investment objectives, plans and current expectations, such as our (1) 2021 guidance as well as our expectations for growth, including growth opportunities and growth rates for revenue by segment, organic revenue, organic volume and other metrics, (2) expectations and assumptions regarding the impact from the COVID-19 pandemic on us and our customers, including on our businesses, financial position, results of operations and cash flows, (3) expected benefits, costs and actions related to, and timing of, Project Summit, (4) expectations as to our capital allocation strategy, including our future investments, leverage ratio, dividend payments and possible funding sources (including real estate monetization) and capital expenditures, (5) expectations regarding the closing of pending acquisitions and investments, and (6) other forward-looking statements related to our business, results of operations and financial condition. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors, and you should not rely upon them except as statements of our present intentions and of our present expectations, which may or may not occur. When we use words such as "believes," "expects," "anticipates," "estimates," “plans” or similar expressions, we are making forward-looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) the severity and duration of the COVID-19 pandemic and its effects on the global economy, including its effects on us, the markets we serve and our customers and the third parties with whom we do business within those markets; (ii) our ability to execute on Project Summit and the potential impacts of Project Summit on our ability to retain and recruit employees; (iii) our ability to remain qualified for taxation as a real estate investment trust for United States federal income tax purposes; (iv) changes in customer preferences and demand for our storage and information management services, including as a result of the shift from paper and tape storage to alternative technologies that require less physical space; (v) our ability or inability to execute our strategic growth plan, including our ability to invest according to plan, incorporate new digital information technologies into our offerings, achieve satisfactory returns on new product offerings, continue our revenue management, expand internationally, complete acquisitions on satisfactory terms, integrate acquired companies efficiently and grow our business through joint ventures; (vi) changes in the amount of our capital expenditures; (vii) our ability to raise debt or equity capital and changes in the cost of our debt; (viii) the cost and our ability to comply with laws, regulations and customer demands, including those relating to data security and privacy issues, as well as fire and safety and environmental standards; (ix) the impact of litigation or disputes that may arise in connection with incidents in which we fail to protect our customers' information or our internal records or information technology systems and the impact of such incidents on our reputation and ability to compete; (x) changes in the price for our storage and information management services relative to the cost of providing such storage and information management services; (xi) changes in the political and economic environments in the countries in which our international subsidiaries operate and changes in the global political climate, particularly as we consolidate operations and move records and data across borders; (xii) our ability to comply with our existing debt obligations and restrictions in our debt instruments; (xiii) the impact of service interruptions or equipment damage and the cost of power on our data center operations; (xiv) the cost or potential liabilities associated with real estate necessary for our business; (xv) failures in our adoption of new IT systems; (xvi) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xvii) the other risks described in our periodic reports filed with the SEC, including under the caption “Risk Factors” in Part I, Item 1A of our Annual Report. Except as required by law, we undertake no obligation to update any forward-looking statements appearing in this report. Reconciliation of Non-GAAP Measures: Throughout this release, Iron Mountain discusses (1) Adjusted EBITDA, (2) Adjusted Earnings per Share (“Adjusted EPS”), (3) Funds from Operations (“FFO Nareit”), (4) FFO (Normalized) and (5) Adjusted Funds from Operations (“AFFO”). These measures do not conform to accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures are supplemental metrics designed to enhance our disclosure and to provide additional information that we believe to be important for investors to consider in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) attributable to Iron Mountain Incorporated or cash flows from operating activities (as determined in accordance with GAAP). The reconciliation of these measures to the appropriate GAAP measure, as required by Regulation G under the Securities Exchange Act of 1934, as amended, and their definitions are included later in this release. Investor Relations Contacts: Greer Aviv, 617-535-2887 Nathan McCurren, 617-535-2997 Senior Vice President, Investor Relations Director, Investor Relations greer.aviv@ironmountain.com nathan.mccurren@ironmountain.com Section I - Q1 Earnings Press Release investors.ironmountain.com Q1 2021 Supplemental Financial Information 5

IRON MOUNTAIN
Section II - Company Profile

Facts and Figures

$4.2 Billion
Trailing Twelve-Month

225,000+
Customer Accounts

~24,000
Employees

~1,430
Facilities Worldwide

89 million+
Pieces of Media

~730 million
Cubic Feet of Global Storage Volume

Revenue and Gross Profit Mix

Geographic Revenue Mix


66%
19%
5%
10%
North America
Latin America
Europe
Asia

Business Revenue Mix


35%
65%
Storage Rental
Service

Business Adjusted Gross Profit Mix


18%
82%
Storage Rental
Service

Product Revenue Mix


1%
7%
8%
3%
7%
11%
63%
Records Management
Data Center
Global Digital Solutions
Consumer Storage
Data Management
Adjacent Businesses
Secure Shred

RM Revenue by Vertical - Customer Mix North America


2%
8%
16%
12%
6%
3%
3%
1%
50%
Healthcare
Financial
Energy
Federal
Insurance
Business Services
Legal
Life Sciences
Other

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IRON MOUNTAIN
Section III - Financial Highlights and Guidance

Financial Highlights

	Q1 2021	Q4 2020	Q3 2020	Q2 2020	Q1 2020
Storage Rental Revenue	$708,056	$697,294	$696,294	$676,956	$683,547
Service Revenue	$373,984	$362,359	$340,353	$305,283	$385,184
Total Revenues	**$1,082,040**	**$1,059,653**	**$1,036,647**	**$982,239**	**$1,068,731**
Adjusted EBITDA	$380,565	$374,247	$376,012	$359,462	$365,999
Adjusted EBITDA Margin	35.2 %	35.3 %	36.3 %	36.6 %	34.2 %
Net Income (Loss) Attributable to Iron Mountain Incorporated	$45,603	$247,411	$38,394	$(7,086)	$63,975
Reported EPS - Fully Diluted	$0.16	$0.86	$0.13	$(0.02)	$0.22
Adjusted EPS	$0.32	$0.29	$0.33	$0.27	$0.28
FFO (Normalized)	$181,338	$173,483	$181,660	$166,174	$172,102
FFO (Normalized) per Share	$0.63	$0.60	$0.63	$0.58	$0.60
AFFO	$235,391	$190,771	$216,420	$249,694	$230,654
AFFO per Share	$0.81	$0.66	$0.75	$0.87	$0.80
Dividend per Share	$0.62	$0.62	$0.62	$0.62	$0.62
TTM AFFO Payout Ratio	80.1 %	80.4 %	76.7 %	75.6 %	78.4 %
Weighted Average Common Shares Outstanding - Diluted	289,528	289,161	288,811	288,071	288,359
Net Lease-Adjusted Leverage Ratio	5.5x	5.3x	5.3x	5.4x	5.6x

Operating Highlights

	Q1 2021	Q4 2020	Q3 2020	Q2 2020	Q1 2020
Organic Storage Rental Revenue Growth	1.7 %	1.7 %	2.5 %	2.3 %	3.0 %
Organic Service Revenue Growth	(4.8)%	(12.1)%	(13.5)%	(23.1)%	(2.3)%
Total Volume - Storage	728,616	726,430	726,649	724,411	722,634
Storage Facility Capacity Utilization	82.3 %	81.9 %	82.3 %	82.4 %	84.1 %
Records Management Retention Rate	94.4 %	93.7 %	94.1 %	93.7 %	93.5 %
Storage Revenue / Sq. Ft	$7.88	$7.78	$7.76	$7.49	$7.61
Storage NOI / Sq. Ft	$6.33	$6.16	$6.36	$6.04	$6.12
Data Center:					
Leasable Megawatts	136.4	129.8	126.3	122.3	120.6
Leased % - Stabilized	88.5 %	89.0 %	92.1 %	89.8 %	91.7 %
Leased % - Total	85.2 %	87.4 %	91.8 %	89.5 %	89.8 %
Kilowatts Leased - New/Expansion	9,035	7,435	12,303	32,355	6,394
Churn	2.3 %	3.9 %	1.6 %	0.8 %	0.5 %
Number of Facilities	15	15	15	14	14
Number of Markets	13	13	13	13	13

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IRON MOUNTAIN
Section III - Financial Highlights and Guidance

2021 Guidance (1)

	New	Y/Y % Change	Previous	Y/Y % Change
Total Revenue	$4,365 - $4,515	5% - 9%	$4,325 - $4,475	4% - 8%
Adjusted EBITDA	$1,585 - $1,635	7% - 11%	$1,575 - $1,625	7% - 10%
AFFO	$955 - $1,005	8% - 13%	$945 - $995	7% - 12%
AFFO Per Share	$3.28 - $3.45	7% - 12%	$3.25 - $3.42	6% - 11%

2021 guidance assumes:

- Organic storage rental revenue growth of 2% - 4%
- Growth capital expenditures of ~ $410 million, of which data center development is expected to be ~$300 million
- Recurring capital expenditures of ~ $140 million
- Capital Recycling proceeds of ~ $125 million
- Project Summit restructuring charges of ~ $200 million
- Project Summit Adjusted EBITDA benefits of ~ $150 million

(1) Iron Mountain does not provide a reconciliation of non-GAAP measures that it discusses as part of its annual guidance or long term outlook because certain significant information required for such reconciliation is not available without unreasonable efforts or at all, including, most notably, the impact of exchange rates on Iron Mountain's transactions, loss or gain related to the disposition of real estate and other income or expense. Without this information, Iron Mountain does not believe that a reconciliation would be meaningful.

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Organic Revenue Growth (1) Q1 2021 Reported Constant Currency Organic Revenue Storage Rental 3.6% 1.9% 1.7% Service (2.9)% (4.8)% (4.8)% Total Revenues 1.2% (0.5)% (0.6)% Total Organic Revenue Growth 0.7% 0.7% 1.3% 1.0% (7.2)% (3.4)% (3.4)% (0.6)% Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 (8.0)% (4.0)% 0.0% 4.0% 8.0% Organic Storage Rental Revenue Growth 2.4% 3.0% 2.5% 3.0% 2.3% 2.5% 1.7% 1.7% Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 0.0% 2.0% 4.0% 6.0% Organic Service Revenue Growth (2.0)% (3.0)% (0.7)% (2.3)% (23.1)% (13.5)% (12.1)% (4.8)% Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 (22.0)% (16.5)% (11.0)% (5.5)% 0.0% 5.5% (1) Constant Currency and excluding impact from business acquisitions and dispositions. Section III - Financial Highlights and Guidance investors.ironmountain.com Q1 2021 Supplemental Financial Information 9

Worldwide Storage Volume Records and Information Management Adjacent Businesses Consumer and Other Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 600,000 620,000 640,000 660,000 680,000 700,000 720,000 740,000 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Records and Information Management 697,119 696,850 694,614 712,388 712,009 711,148 708,981 708,587 Adjacent Businesses 5,644 5,507 5,508 5,938 5,906 6,534 7,077 7,335 Consumer and Other 3,251 3,805 4,096 4,308 6,495 8,967 10,373 12,694 Total 706,014 706,162 704,218 722,634 724,411 726,649 726,430 728,616 Business acquisitions during the quarter (1) 587 202 514 18,389 3,555 272 — — (1) Business acquisitions volume acquired during the quarter included in total volume. Section IV - Operational Metrics investors.ironmountain.com Q1 2021 Supplemental Financial Information 10

IRON MOUNTAIN
Section IV - Operational Metrics

First Quarter 2021

	Q1 2021	Q4 2020	Q1 2020	Y/Y % Change Reported	Y/Y % Change Constant Currency	Organic Growth (2)
Global RIM Business						
Storage Rental	$610,694	$600,419	$590,013	3.5%	1.7%	1.6%
Service	356,600	343,568	366,406	(2.7)%	(4.5)%	(4.6)%
Total Revenues	$967,294	$943,987	$956,419	1.1%	(0.7)%	(0.8)%
Adjusted EBITDA	**$408,562**	**$404,398**	**$391,972**			
Adjusted EBITDA Margin	*42.2 %*	*42.8 %*	*41.0 %*			
Global Data Center Business						
Data Center Revenue (1)	$71,108	$72,373	$67,357	5.6%	4.0%	4.0%
Adjusted EBITDA	**$30,432**	**$31,764**	**$30,895**			
Adjusted EBITDA Margin	*42.8 %*	*43.9 %*	*45.9 %*			
Corporate and Other Business						
Storage Rental	$30,205	$30,003	$28,939	4.4%	3.4%	3.4%
Service	13,433	13,290	16,016	(16.1)%	(18.3)%	(18.3)%
Total Revenues	$43,638	$43,293	$44,955	(2.9)%	(4.4)%	(4.4)%
Adjusted EBITDA	**$(58,429)**	**$(61,916)**	**$(56,868)**			
Total Consolidated						
Storage Rental	$708,056	$697,294	$683,547	3.6%	1.9%	1.7%
Service	373,984	362,359	385,184	(2.9)%	(4.8)%	(4.8)%
Total Revenues	$1,082,040	$1,059,653	$1,068,731	1.2%	(0.5)%	(0.6)%
Adjusted EBITDA	**$380,565**	**$374,247**	**$365,999**			
Adjusted EBITDA Margin	*35.2 %*	*35.3 %*	*34.2 %*			

(1) Includes Global Data Center service revenue of $4.0M, $5.5M, and $2.8M in Q1 2021, Q4 2020, and Q1 2020, respectively.
(2) Constant Currency and excluding impact from business acquisitions and dispositions.

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Consolidated Balance Sheets 3/31/2021 12/31/2020 ASSETS Current Assets: Cash and Cash Equivalents $138,944 $205,063 Accounts Receivable, Net 814,983 859,344 Prepaid Expenses and Other 220,564 205,380 Total Current Assets $1,174,491 $1,269,787 Property, Plant and Equipment: Property, Plant and Equipment $8,254,410 $8,246,337 Less: Accumulated Depreciation (3,787,770) (3,743,894) Property, Plant and Equipment, Net $4,466,640 $4,502,443 Other Assets, Net: Goodwill $4,520,775 $4,557,609 Customer Relationships, Customer Inducements and Data Center Lease-Based Intangibles 1,271,604 1,326,977 Operating Lease Right-of-use Assets 2,205,299 2,196,502 Other 305,640 295,949 Total Other Assets, Net $8,303,318 $8,377,037 Total Assets $13,944,449 $14,149,267 LIABILITIES AND EQUITY Current Liabilities: Current Portion of Long-term Debt $363,911 $193,759 Accounts Payable 327,060 359,863 Accrued Expenses and Other Current Liabilities 951,502 1,146,288 Deferred Revenue 284,974 295,785 Total Current Liabilities $1,927,447 $1,995,695 Long-term Debt, Net of Current Portion 8,552,415 8,509,555 Long-term Operating Lease Liabilities, Net of Current Portion 2,061,140 2,044,598 Other Long-term Liabilities (1) 443,740 462,690 Total Long-term Liabilities $11,057,295 $11,016,843 Total Liabilities $12,984,742 $13,012,538 Equity Total Equity $959,707 $1,136,729 Total Liabilities and Equity $13,944,449 $14,149,267 (1) Includes redeemable noncontrolling interests of $61.6M and $59.8M as of March 31, 2021 and December 31, 2020, respectively. Section V - Balance Sheets, Statements of Operations and Reconciliations investors.ironmountain.com Q1 2021 Supplemental Financial Information 12

IRON MOUNTAIN
Section V - Balance Sheets, Statements of Operations and Reconciliations

Quarterly Consolidated Statements of Operations

	Q1 2021	Q4 2020	Q/Q % Change	Q1 2020	Y/Y % Change
Revenues:					
Storage Rental	$708,056	$697,294	1.5 %	$683,547	3.6 %
Service	373,984	362,359	3.2 %	385,184	(2.9)%
Total Revenues	**$1,082,040**	**$1,059,653**	**2.1 %**	**$1,068,731**	**1.2 %**
Operating Expenses:					
Cost of Sales (excluding Depreciation and Amortization)	$451,909	$449,224	0.6 %	$466,921	(3.2)%
Selling, General and Administrative	258,723	236,438	9.4 %	238,733	8.4 %
Depreciation and Amortization	165,642	168,383	(1.6)%	162,584	1.9 %
Restructuring Charges	39,811	65,681	(39.4)%	41,046	(3.0)%
Intangible Impairments	—	—	—	23,000	(100.0)%
(Gain) Loss on Disposal/Write-Down of PP&E, Net	(4,451)	(285,366)	(98.4)%	(1,055)	321.9 %
Total Operating Expenses	**$911,634**	**$634,359**	**43.7 %**	**$931,229**	**(2.1)%**
Operating Income (Loss)	**$170,406**	**$425,294**	**(59.9)%**	**$137,502**	**23.9 %**
Interest Expense, Net	104,422	105,127	(0.7)%	105,649	(1.2)%
Other Expense (Income), Net	4,713	77,108	(93.9)%	(42,726)	(111.0)%
Net Income (Loss) Before Provision (Benefit) for Income Taxes	**$61,271**	**$243,060**	**(74.8)%**	**$74,579**	**(17.8)%**
Provision (Benefit) for Income Taxes	14,640	(3,695)	(496.2)%	9,687	51.1 %
Net Income (Loss)	**$46,631**	**$246,755**	**(81.1)%**	**$64,892**	**(28.1)%**
Less: Net Income (Loss) Attributable to Noncontrolling Interests	1,028	(656)	(256.7)%	917	12.1 %
Net Income (Loss) Attributable to Iron Mountain Incorporated	**$45,603**	**$247,411**	**(81.6)%**	**$63,975**	**(28.7)%**
Net Income (Loss) Per Share Attributable to Iron Mountain Incorporated:					
Basic	$0.16	$0.86	(81.4)%	$0.22	(27.3)%
Diluted	$0.16	$0.86	(81.4)%	$0.22	(27.3)%
Weighted Average Common Shares Outstanding - Basic	288,756	288,419	0.1 %	287,840	0.3 %
Weighted Average Common Shares Outstanding - Diluted	289,528	289,161	0.1 %	288,359	0.4 %

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IRON MOUNTAIN
Section V - Balance Sheets, Statements of Operations and Reconciliations

Quarterly Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Q1 2021	Q4 2020	Q/Q % Change	Q1 2020	Y/Y % Change
Net Income (Loss)	**$46,631**	**$246,755**	**(81.1)%**	**$64,892**	**(28.1)%**
Add / (Deduct):					
Interest Expense, Net	104,422	105,127	(0.7)%	105,649	(1.2)%
Provision (Benefit) for Income Taxes	14,640	(3,695)	(496.2)%	9,687	51.1 %
Depreciation and Amortization	165,642	168,383	(1.6)%	162,584	1.9 %
Restructuring Charges	39,811	65,681	(39.4)%	41,046	(3.0)%
Intangible Impairments	—	—	—	23,000	(100.0)%
(Gain) Loss on Disposal/Write-Down of PP&E, Net (Including Real Estate)	(4,451)	(285,367)	(98.4)%	(1,055)	321.9 %
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	2,121	74,213	(97.1)%	(45,031)	(104.7)%
Stock-Based Compensation Expense	10,733	2,216	384.2 %	5,111	110.0 %
Our Share of Adjusted EBITDA Reconciling Items from our Unconsolidated Joint Ventures	1,016	935	8.7 %	116	775.9 %
Adjusted EBITDA	**$380,565**	**$374,247**	**1.7 %**	**$365,999**	**4.0 %**

Quarterly Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share

	Q1 2021	Q4 2020	Q/Q % Change	Q1 2020	Y/Y % Change
Reported EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.16**	**$0.86**	**(81.4)%**	**$0.22**	**(27.3)%**
Add / (Deduct):					
Restructuring Charges	0.14	0.23	(39.1)%	0.14	—
Intangible Impairments	—	—	—	0.08	(100.0)%
(Gain) Loss on Disposal/Write-Down of PP&E, Net (Including Real Estate)	(0.02)	(0.99)	(98.0)%	—	—
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	0.01	0.26	(96.2)%	(0.16)	(106.3)%
Stock-Based Compensation Expense	0.04	0.01	300.0 %	0.02	100.0 %
Tax Impact of Reconciling Items and Discrete Tax Items (1)	(0.01)	(0.06)	(83.3)%	(0.02)	(50.0)%
Adjusted EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.32**	**$0.29**	**10.3 %**	**$0.28**	**14.3 %**

(1) The difference between our effective tax rates and our structural tax rate (or adjusted effective tax rates) for the quarter ended March 31, 2021 and 2020, is primarily due to (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items. Our structural tax rate for purposes of the calculation of Adjusted EPS for the quarter ended March 31, 2021, quarter and year ended December 31, 2020, and quarter ended March 31, 2020 was 16.6%, 15.1% and 17.0%, respectively. The Tax Impact of Reconciling Items and Discrete Tax Items is calculated using the current quarter's estimate of the annual structural tax rate for the full year. This may result in the current period adjustment plus prior reported quarterly adjustments not summing to the full year adjustment.

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IRON MOUNTAIN
Section V - Balance Sheets, Statements of Operations and Reconciliations

Quarterly Reconciliation of Net Income (Loss) to FFO and AFFO

	Q1 2021	Q4 2020	Q/Q % Change	Q1 2020	Y/Y % Change
Net Income	**$46,631**	**$246,755**	**(81.1)%**	**$64,892**	**(28.1)%**
Add / (Deduct):					
Real Estate Depreciation (1)	76,047	74,618	1.9 %	76,587	(0.7)%
Gain on Sale of Real Estate, Net of Tax	(4,305)	(288,248)	(98.5)%	(492)	774.2 %
Data Center Lease-Based Intangible Asset Amortization (2)	10,483	10,464	0.2 %	11,353	(7.7)%
FFO (Nareit)	**$128,856**	**$43,589**	**195.6 %**	**$152,340**	**(15.4)%**
Add / (Deduct):					
Restructuring Charges	39,811	65,681	(39.4)%	41,046	(3.0)%
Intangible Impairments	—	—	—	23,000	(100.0)%
Loss (Gain) on Disposal/Write-Down of PP&E, Net (Excluding Real Estate)	(146)	2,881	(105.1)%	(244)	(40.2)%
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	2,121	74,213	(97.1)%	(45,031)	(104.7)%
Stock-Based Compensation Expense	10,733	2,216	384.2 %	5,111	110.0 %
Real Estate Financing Lease Depreciation	3,536	3,707	(4.6)%	3,162	11.8 %
Tax Impact of Reconciling Items and Discrete Tax Items (3)	(3,569)	(18,797)	(81.0)%	(7,262)	(50.9)%
Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures	(4)	(7)	(42.9)%	(20)	(80.0)%
FFO (Normalized)	**$181,338**	**$173,483**	**4.5 %**	**$172,102**	**5.4 %**
Per Share Amounts (Fully Diluted Shares):					
FFO (Nareit)	$0.45	$0.15	200.0 %	$0.53	(15.1)%
FFO (Normalized)	$0.63	$0.60	5.0 %	$0.60	5.0 %
Weighted Average Common Shares Outstanding - Basic	288,756	288,419	0.1 %	287,840	0.3 %
Weighted Average Common Shares Outstanding - Diluted	289,528	289,161	0.1 %	288,359	0.4 %

(1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building improvements, leasehold of improvements and racking), excluding depreciation related to real estate financing leases.
(2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets.
(3) Represents the tax impact of (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items.

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IRON MOUNTAIN
Section V - Balance Sheets, Statements of Operations and Reconciliations

Quarterly Reconciliation of Net Income to FFO and AFFO (Continued)

	Q1 2021	Q4 2020	Q/Q % Change	Q1 2020	Y/Y % Change
FFO (Normalized)	**$181,338**	**$173,483**	**4.5 %**	**$172,102**	**5.4 %**
Add / (Deduct):					
Non-Real Estate Depreciation	34,866	34,461	1.2 %	33,949	2.7 %
Amortization Expense (1)	33,486	38,114	(12.1)%	31,907	4.9 %
Amortization of Deferred Financing Costs	4,127	4,226	(2.3)%	4,513	(8.6)%
Revenue Reduction Associated with Amortization of Permanent Withdrawal Fees and Above - and Below-Market Leases	2,263	2,267	(0.2)%	2,683	(15.7)%
Non-Cash Rent Expense (Income)	5,410	1,896	185.4 %	2,545	112.6 %
Reconciliation to Normalized Cash Taxes	1,574	(938)	(267.8)%	2,625	(40.0)%
Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures	911	830	9.8 %	74	1,131.1 %
Less:					
Recurring Capital Expenditures	28,583	63,567	(55.0)%	19,743	44.8 %
AFFO	**$235,391**	**$190,771**	**23.4 %**	**$230,654**	**2.1 %**
Per Share Amounts (Fully Diluted Shares):					
AFFO Per Share	**$0.81**	**$0.66**	**23.2 %**	**$0.80**	**1.6 %**
Weighted Average Common Shares Outstanding - Basic	288,756	288,419	0.1 %	287,840	0.3 %
Weighted Average Common Shares Outstanding - Diluted	289,528	289,161	0.1 %	288,359	0.4 %

(1) Includes Customer Relationship Value, intake costs, acquisition of customer relationships, and other intangibles. Excludes amortization of capitalized commissions of $7.2M, $7.0M, and $5.6M in Q1 2021, Q4 2020, and Q1 2020, respectively.

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IRON MOUNTAIN
Section VI - Storage and Service Reconciliation

Quarterly Storage Rental and Service Business Detail

	Q1 2021	Q4 2020	Q/Q % Change	Q1 2020	Y/Y % Change
Storage Business Detail					
Total Storage Rental Revenue	**$708,056**	**$697,294**	**1.5 %**	**$683,547**	**3.6 %**
Plus: Terminations/Permanent Withdrawal Fees	6,953	5,739	21.1 %	5,439	27.8 %
Total Revenue from Adjusted Storage Rental Activities	**$715,008**	**$703,033**	**1.7 %**	**$688,986**	**3.8 %**
Less: Storage Rental Expenses					
Storage Rent	97,289	93,300	4.3 %	90,751	7.2 %
Other Facility Costs	87,949	91,733	(4.1) %	84,418	4.2 %
Storage Rental Labor	7,253	6,966	4.1 %	5,820	24.6 %
Other Storage Rental Expenses	10,847	11,151	(2.7) %	11,400	(4.9) %
Storage Rental Cost of Sales	**$203,338**	**$203,150**	**0.1 %**	**$192,390**	**5.7 %**
Storage Rental Gross Profit	**$511,670**	**$499,884**	**2.4 %**	**$496,596**	**3.0 %**
Storage Rental Gross Margin	*71.6 %*	*71.1 %*	*50 bps*	*72.1 %*	*(50 bps)*
Storage Rental Allocated Overhead	40,300	40,697	(1.0) %	38,082	5.8 %
Total Storage Rental Adjusted EBITDA	**$471,370**	**$459,186**	**2.7 %**	**$458,514**	**2.8 %**
Storage Rent	97,289	93,300	4.3 %	90,751	7.2 %
Storage Rental Net Operating Income	**$568,659**	**$552,486**	**2.9 %**	**$549,265**	**3.5 %**
Service Business Detail					
Total Service Revenue	**$373,984**	**$362,359**	**3.2 %**	**$385,184**	**(2.9) %**
Less: Terminations/Permanent Withdrawal Fees	6,953	5,739	21.1 %	5,439	27.8 %
Total Revenue from Adjusted Service Activities	**$367,031**	**$356,620**	**2.9 %**	**$379,745**	**(3.3) %**
Less: Service Expenses					
Service Rent	3,185	3,088	3.2 %	3,303	(3.6) %
Other Facility Costs	6,459	6,376	1.3 %	6,059	6.6 %
Service Labor	182,143	178,677	1.9 %	198,026	(8.0) %
Other Service Expenses	56,783	57,932	(2.0) %	67,142	(15.4) %
Service Cost of Sales	**$248,571**	**$246,072**	**1.0 %**	**$274,531**	**(9.5) %**
Service Gross Profit	**$118,461**	**$110,548**	**7.2 %**	**$105,214**	**12.6 %**
Service Gross Margin	*32.3 %*	*31.0 %*	*130 bps*	*27.7 %*	*460 bps*
Service Allocated Overhead	26,054	25,012	4.2 %	24,841	4.9 %
Total Service Adjusted EBITDA	**$92,407**	**$85,534**	**8.0 %**	**$80,373**	**15.0 %**

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17

IRON MOUNTAIN
Section VII - Real Estate Metrics

Global Real Estate Portfolio and Lease Obligations

	Global Real Estate Portfolio (1)					
	Owned Facilities		Leased Facilities (2)		Total	
	Buildings	Sq. Ft.	Buildings	Sq. Ft.	Buildings	Sq. Ft.
Total as of 12/31/2020 (3)	281	25,831	1,167	66,907	1,448	92,738
Additions & Expansions	7	291	15	852	22	1,143
Dispositions & Move Outs	(8)	(326)	(29)	(1,049)	(37)	(1,375)
Total as of 3/31/2021 (4)	**280**	**25,796**	**1,153**	**66,710**	**1,433**	**92,506**
Total %	***19.5 %***	***27.9 %***	***80.5 %***	***72.1 %***		

Top Five Markets Owned, United States (in Sq. Ft.)

Northern New Jersey	2,086
Boston	1,428
Chicago	1,282
Dallas	1,023
Houston	917

Top Five Markets Owned, International (in Sq. Ft.)

Paris, France	807
Montreal, Canada	552
London, UK	474
Mexico City, Mexico	452
Toronto, Canada	434

Facility Lease Expirations (5) (% of total square feet subject to lease)


5.9%
3.8%
4.2%
4.2%
5.1%
2.6%
3.4%
3.6%
5.2%
5.0%
57.0%
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030
Thereafter

Weighted-Average Remaining Operating Lease Obligation: 11.4 Years

(1) Includes real estate held in consolidated joint ventures.
(2) Out of the 15 leased building additions and expansions, none were the result of acquiring leases in business acquisitions and leased buildings related to acquisitions of customer relationships.
(3) Reflects adjustments to previous periods due to refinements to real estate basis.
(4) Includes 10 owned data center facilities and 5 leased data center facilities with 2.5M Sq.Ft. and 0.6M Sq. Ft., respectively.
(5) Includes financing and operating lease obligations.

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IRON MOUNTAIN
Section VIII - Data Center Customer and Portfolio Metrics

Data Center Customer Lease Expiration

Year	Number of Leases Expiring	Total MW Expiring	Percentage of Total MW	Annualized GAAP TCV Rent Expiring	Percentage of TCV Annualized Rent
2021	421	13.3	9.4%	$41,398	14.0%
2022	416	19.4	13.7%	50,486	17.1%
2023	267	16.8	11.9%	48,963	16.6%
2024	135	8.8	6.2%	19,448	6.6%
2025	50	14.0	9.9%	33,993	11.5%
2026	29	11.6	8.2%	21,719	7.4%
2027	4	6.8	4.8%	7,002	2.4%
Thereafter	23	51.0	36.0%	72,041	24.4%
Total	**1,345**	**141.7**	**100.0%**	**$295,050**	**100.0%**
WALE:	3.9 years				

Data Center Leasing Activity Summary

	Q1 2021			
	Transaction Count	GAAP MRR	kW	$ / kW / Month
New/expansion leases signed	47	$1,149	9,035	$127
Commenced leases	41	249	1,546	161
Renewed leases	106	1,007	3,831	263

Churn	2.3%
Cash Mark to Market	(1.9)%
GAAP Mark to Market	(1.2)%

LON-2 Data Center Rendering (London, UK)



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IRON MOUNTAIN
Section VIII - Data Center Customer and Portfolio Metrics

Data Center Operating Portfolio

	Stabilized		Pre-Stabilized		Total	
	Leaseable MW	Leased % by MW	Leaseable MW	Leased % by MW	Leaseable MW	Leased % by MW
Boyers and Other						
WPA-1 and Other	14.2	79.3 %	—	—	14.2	79.3 %
Phoenix						
AZP-1	41.0	93.7 %	—	—	41.0	93.7 %
AZP-2	3.0	100.0 %	—	—	3.0	100.0 %
AZS-1	5.7	79.2 %	—	—	5.7	79.2 %
Total Phoenix	**49.7**	**92.4 %**	**—**	**—**	**49.7**	**92.4 %**
Denver						
DEN-1	11.3	84.0 %	—	—	11.3	84.0 %
New Jersey						
NJE-1	15.1	100.0 %	1.0	—	16.1	93.8 %
Northern Virginia						
VA-1	12.4	62.8 %	—	—	12.4	62.8 %
VA-2	4.0	100.0 %	—	—	4.0	100.0 %
Amsterdam						
AMS-1	12.7	86.8 %	—	—	12.7	86.8 %
London						
LON-1	3.2	100.0 %	5.9	26.5 %	9.1	52.1 %
Singapore						
SIN-1	6.9	100.0 %	—	—	6.9	100.0 %
Total Data Center Properties	**129.5**	**88.5 %**	**6.9**	**22.7 %**	**136.4**	**85.2 %**

Total Potential Capacity - Megawatts

	Q1 2021
Leasable	136.4
Under Construction	49.3
Held for Development	259.8
Total Data Center Portfolio	**445.5**

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IRON MOUNTAIN
Section VIII - Data Center Customer and Portfolio Metrics

Data Center Expansion and Development Activity

Project / Facilities	MW Under Construction	MW Pre-leased	% Pre-Leased	Investment in Q1 2021 ($M)	Cumulative Investment ($M)	Total Expected Investment ($M)	Expected Completion	Expected Stabilization	MW Held for Development
Data Center Expansion									
Amsterdam									
AMS-1 Phase 3	1.1	0.4	32.7%	$4.9	$14.9	$19.3	Q2 2021	Q3 2021	—
AMS-1 Phase 4	5.0	—	—	$1.4	$4.0	$45.0	Q1 2022	Q4 2023	4.6
New Jersey									
NJE-1 Phase 3b	0.2	—	—	$0.1	$6.7	$6.7	Q2 2021	Q2 2021	9.3
Northern Virginia									
VA-2 Phase 2	6.0	4.0	66.7%	$13.1	$18.8	$30.0	Q2 2021	Q3 2021	20.0
Phoenix									
AZP-2 Phase 2	12.0	12.0	100.0%	$12.1	$12.9	$73.0	Q3 2021	Q3 2021	—
AZP-2 Phase 3	3.0	3.0	100.0%	—	$3.0	$11.5	Q3 2021	Q3 2021	—
AZP-2 Phase 4	4.0	4.0	100.0%	—	—	$26.6	Q4 2021	Q4 2021	26.0
All Other Facilities									14.3
Total Expansion	**31.3**	**23.4**	**74.6%**	**$31.6**	**$60.3**	**$212.1**			**74.2**
New Development									
Amsterdam									
AMS-2	—	—	—	—	—	—			10.6
Chicago									
CHI-2	—	—	—	—	—	—			36.0
Frankfurt									
FRA-1 Phase 1 (1)	9.0	9.0	100.0%	—	—	—	Q3 2021	Q3 2021	18.0
London									
LON-2	9.0	—	—	$2.2	$5.6	$70.7	Q2 2022	Q2 2023	18.0
Northern Virginia									
VA Future Phases									103.0
Total New Development	**18.0**	**9.0**	**50.0%**	**$2.2**	**$5.6**	**$70.7**			**185.6**
Total Development	**49.3**	**32.4**	**65.6%**	**$33.8**	**$65.9**	**$282.8**			**259.8**

(1) FRA-1 is an unconsolidated joint venture; construction costs are funded by the Joint Venture with Iron Mountain managing the construction.

investors.ironmountain.com Q1 2021 Supplemental Financial Information 21

IRON MOUNTAIN
Section IX - Capitalization and Debt Maturity Profile

Capitalization

Senior Credit Facility	
Capacity	$1,962,500
Outstanding	$272,500
Letters of Credit	$3,219
Remaining Capacity	$1,686,781
Interest Rate Spread (Prime)	0.75 %
Interest Rate Spread (LIBOR)	1.75 %
Weighted Average Interest Rate	1.86 %
Maturity Date	6/3/2023
Net Lease-Adjusted Leverage Ratio	5.5x

Total Market Capitalization as of 03/31/2021	
# of Shares Outstanding	288,728
Share Price as of 03/31/21	$37.01
Total Market Capitalization	$10,685,823
Net Debt (1)	$8,867,566
Total Enterprise Value	$19,553,389
Net Debt to Total Enterprise Value	45.4 %
Adj. EBITDA to Interest Expense	3.6x
Credit Facility Fixed Charge Coverage Ratio	2.3x
Bond Fixed Charge Coverage Ratio	3.2x
Total Enterprise Value to Adjusted EBITDA (2)	13.1x

Fixed vs. Floating Rate Debt


15%
85%
Fixed Rate Debt
Floating Rate Debt

Credit Rating	S&P	Moody's
Corporate	BB-	Ba3
Senior Credit Facility	BB	Ba3
Outlook	Negative	Stable
Latest Update	5/13/2020	7/1/2020

Total Debt Weighted Average Rates	
Weighted Average Interest	4.6 %
Weighted Average Maturity	7.6 Years
USD denominated	81.4 %

Debt Maturity Profile ($ in Millions) (3)


$337
$455
$266
$16
$557
$694
$1,000
$1,325
$1,000
$1,300
$1,100
$600
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
Senior Secured Credit Facility
AUD Term Loan B
USD Term Loan B
Senior Unsecured Notes
Bi-Lateral Loans
A/R Securitization
Mortgage Securitization

(1) Net debt is calculated as current portion of long-term debt of $363.9M plus long-term debt net of current portion of $8,552.4M plus deferred financing costs of $90.2M less cash and cash equivalents of $138.9M.
(2) Total Enterprise Value to Adjusted EBITDA is calculated on a trailing twelve-month basis.
(3) Excludes Deferred Financing Costs, Financing Leases, Notes Payable and Other.

investors.ironmountain.com Q1 2021 Supplemental Financial Information 22

IRON MOUNTAIN
Section X - Capital Expenditures and Acquisitions

Quarterly Capital Expenditures

	Q1 2021	Q4 2020	Q/Q % Change	Q1 2020	Y/Y % Change
Growth:					
Data Center	58,891	64,799	(9.1)%	36,952	59.4 %
Real Estate	19,717	21,336	(7.6)%	17,430	13.1 %
Innovation and Other	6,250	13,137	(52.4)%	100	6,123.3 %
Total Growth Capital Expenditures	**$84,858**	**$99,273**	**(14.5)%**	**$54,482**	**55.8 %**
Recurring:					
Real Estate	$13,225	$22,765	(41.9)%	$7,435	77.9 %
Non-Real Estate	14,266	32,925	(56.7)%	10,859	31.4 %
Data Center	1,092	7,876	(86.1)%	1,449	(24.6)%
Total Recurring Capital Expenditures	**$28,583**	**$63,567**	**(55.0)%**	**$19,743**	**44.8 %**
Total Growth and Recurring Capital Expenditures	**$113,441**	**$162,840**	**(30.3)%**	**$74,225**	**52.8 %**
Net Change in Prepaid and Accrued Capital Expenditures	32,087	(33,739)	(195.1)%	22,919	40.0 %
Total Cash Paid for Growth and Recurring Capital Expenditures	**$145,528**	**$129,101**	**12.7 %**	**$97,144**	**49.8 %**


TTM Recurring Capex as a % of Revenue (excl. Data Center)
3.1%
3.1%
3.1%
3.3%
3.5%
Q1 2020
Q2 2020
Q3 2020
Q4 2020
Q1 2021


TTM Data Center Recurring CapEx as a % of Data Center Revenue
4.7%
3.5%
4.5%
5.7%
5.5%
Q1 2020
Q2 2020
Q3 2020
Q4 2020
Q1 2021

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Q1 2021 Supplemental Financial Information
23

IRON MOUNTAIN
Section X - Capital Expenditures and Acquisitions

Quarterly Business Acquisitions

	Q1 2021	Q4 2020	Q/Q % Change	Q1 2020	Y/Y % Change
Business Acquisitions					
Business Acquisitions	—	—	—	$118,496	(100.0)%
Change in Business Acquisition Accruals and Cash Acquired	—	—	—	(427)	(100.0)%
Total Cash Paid for Acquisitions, Net of Cash Acquired	**—**	**—**	**—**	**$118,069**	**(100.0)%**

Quarterly Customer Acquisitions

	Q1 2021	Q4 2020	Q/Q % Change	Q1 2020	Y/Y % Change
Customer Acquisitions					
Acquisition of Customer Relationships	—	—	—	$1,734	(100.0)%
Customer Inducements	1,457	2,375	(38.7)%	4,328	(66.3)%
Contract Fulfillment Costs	16,719	29,315	(43.0)%	11,142	50.1 %
Total Acquisition of Customer Relationships, Customer Inducements, and Contract Fulfillment Costs	**$18,176**	**$31,690**	**(42.6)%**	**$17,204**	**5.6 %**
Change in Customer Acquisition Accruals	874	817	7.0 %	—	—
Total Cash Paid for Acquisition of Customer Relationships, Customer Inducements, and Contract Fulfillment Costs	**$19,050**	**$32,507**	**(41.4)%**	**$17,204**	**10.7 %**

investors.ironmountain.com Q1 2021 Supplemental Financial Information 24

Non-GAAP Measures and Definitions Non-GAAP measures are supplemental metrics designed to enhance our disclosures and to provide additional information that we believe to be important for investors to consider when evaluating our financial performance. These non-GAAP measures should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”), such as operating income, (loss) income from continuing operations, net income (loss) or cash flows from operating activities from continuing operations (as determined in accordance with GAAP). Adjusted Earnings Per Share, or Adjusted EPS: We define Adjusted EPS as reported earnings per share fully diluted from net income (loss) attributable to Iron Mountain Incorporated (inclusive of our share of adjusted losses (gains) from our unconsolidated joint ventures) and excluding certain items, specifically: (i) Restructuring Charges; (ii) Intangible impairments; (iii) (Gain) loss on disposal/write-down of property, plant and equipment, net (including real estate); (iv) Other expense (income), net; (v) Stock-based compensation expense; (vi) COVID-19 Costs; and (vii) Tax impact of reconciling items and discrete tax items. We do not believe these excluded items to be indicative of our ongoing operating results, and they are not considered when we are forecasting our future results. We believe Adjusted EPS is of value to our current and potential investors when comparing our results from past, present and future periods. Adjusted EBITDA and Adjusted EBITDA Margin: We define Adjusted EBITDA as net income (loss) before interest expense, net, provision (benefit) for income taxes, depreciation and amortization (inclusive of our share of Adjusted EBITDA from our unconsolidated joint ventures), and excluding certain items we do not believe to be indicative of our core operating results, specifically: (i) Restructuring Charges; (ii) Intangible impairments; (iii) (Gain) loss on disposal/write-down of property, plant and equipment, net (including real estate); (iv) Other expense (income), net; (v) Stock-based compensation expense; and (vi) COVID-19 Costs (as defined below). Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenues. We also show Adjusted EBITDA and Adjusted EBITDA Margin for each of our reportable operating segments under “Results of Operations – Segment Analysis” in the 10Q. We use multiples of current or projected Adjusted EBITDA in conjunction with our discounted cash flow models to determine our estimated overall enterprise valuation and to evaluate acquisition targets. We believe Adjusted EBITDA and Adjusted EBITDA Margin provide our current and potential investors with relevant and useful information regarding our ability to generate cash flows to support business investment. These measures are an integral part of the internal reporting system we use to assess and evaluate the operating performance of our business. Adjusted EBITDA excludes both interest expense, net and the provision (benefit) for income taxes. These expenses are associated with our capitalization and tax structures, which we do not consider when evaluating the operating profitability of our core operations. Adjusted EBITDA also does not include depreciation and amortization expenses, in order to eliminate the impact of capital investments, which we evaluate by comparing capital expenditures to incremental revenue generated and as a percentage of total revenues. Adjusted EBITDA and Adjusted EBITDA Margin should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”), such as operating income, net income (loss) or cash flows from operating activities (as determined in accordance with GAAP). Adjusted Funds From Operations, or AFFO: AFFO is defined as FFO (Normalized) (1) excluding (i) non-cash rent expense (income), (ii) depreciation on non-real estate assets, (iii) amortization expense associated with customer relationship value (CRV), intake costs, acquisitions of customer relationships and other intangibles, (other than capitalized internal commissions), (iv) amortization of deferred financing costs and debt discount/premium, (v) revenue reduction associated with amortization of permanent withdrawal fees and above-and below-market data center leases, and (vi) the impact of reconciling to normalized cash taxes, and (2) including recurring capital expenditures. We also adjust for these items to the extent attributable to our portion of unconsolidated ventures. We believe that AFFO, as a widely recognized measure of operations of REITs, is helpful to investors as a meaningful supplemental comparative performance measure to other REITs, including on a per share basis. AFFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) or cash flows from operating activities (as determined in accordance with GAAP). AFFO per share: AFFO divided by weighted-average fully-diluted shares outstanding Funds From Operations, or FFO (Nareit), and FFO (Normalized): Although Nareit has published a definition of FFO, we modify FFO (Nareit), as is common among REITs seeking to provide financial measures that most meaningfully reflect their particular business ("FFO (Normalized)"). Our definition of FFO (Normalized) excludes certain items included in FFO (Nareit) that we believe are not indicative of our core operating results, specifically: (i) Restructuring Charges; (ii) Intangible impairments; (iii) Loss (gain) on disposal/write-down of property, plant and equipment, net (excluding real estate); (iv) Other expense (income), net; (v) Stock- based compensation expense; (vi) COVID-19 Costs; (vii) Real estate financing lease depreciation and; (viii) Tax impact of reconciling items and discrete tax items. FFO (Normalized) per share: FFO (Normalized) divided by weighted-average fully-diluted shares outstanding. Service Adjusted EBITDA: Service Adjusted EBITDA is calculated by taking service revenues excluding terminations and permanent withdrawals less direct expenses and overhead allocated to the service business. Terminations and permanent withdrawals are excluded from this calculation as they are included in the Storage NOI calculation. Storage Adjusted EBITDA: Storage Adjusted EBITDA is calculated by taking storage revenues including terminations and permanent withdrawal fees less direct expenses and overhead allocated to the storage business. Section XI - Appendix and Definitions investors.ironmountain.com Q1 2021 Supplemental Financial Information 25

Other Definitions Business Segments Global Record and Information Management ("Global RIM") Business: provides (i) storage of physical records and healthcare information services, vital records services, courier operations, and the collection, handling and disposal of sensitive documents (collectively, “Records Management”) for customers in 56 countries around the globe, (ii) storage and rotation of backup computer media as part of corporate disaster recovery plans, including service and courier operations (“Data Protection & Recovery”); server and computer backup services; and related services offerings, (collectively, “Data Management”), (iii) Global Digital Solutions (“GDS”), which develops, implements and supports comprehensive storage and information management solutions for the complete lifecycle of our customers’ information, including the management of physical records, conversion of documents to digital formats and digital storage of information, primarily in the United States and Canada, (iv) Secure Shredding, which includes the scheduled pick-up of office records that customers accumulate in specially designed secure containers we provide and is a natural extension of our hardcopy records management operations, completing the lifecycle of a record. Complementary to our shredding operations is the sale of the resultant waste paper to third-party recyclers. Through a combination of shredding facilities and mobile shredding units consisting of custom-built trucks, we are able to offer secure shredding services to our customers throughout the United States, Canada and South Africa, and (v) on-demand, valet storage for consumers (“Consumer Storage”) across 31 markets in North America through a strategic partnership (the “MakeSpace JV”) with MakeSpace Labs, Inc., a consumer storage provider (“MakeSpace”), formed in March 2019. The MakeSpace JV utilizes data analytics and machine learning to provide effective customer acquisition and a convenient and seamless consumer storage experience. Global Data Center Business: provides enterprise-class data center facilities and hyperscale-ready capacity to protect mission-critical assets and ensure the continued operation of our customers’ IT infrastructure, with secure, reliable and flexible data center options. The world’s most heavily regulated organizations have trusted us with their data centers for over 15 years, and five of the top 10 global cloud providers were Iron Mountain Data Center customers. Our Global Data Center Business footprint spans nine markets in the United States: Denver, Colorado; Kansas City, Missouri; Boston, Massachusetts; Boyers, Pennsylvania; Manassas, Virginia; Edison, New Jersey; Columbus, Ohio; and Phoenix and Scottsdale, Arizona and four international markets: Amsterdam, London, Singapore and, through an unconsolidated joint venture, Frankfurt. Corporate and Other Business: consists primarily of Adjacent Businesses and other corporate items. Adjacent Businesses is comprised of (i) entertainment and media which helps industry clients store, safeguard and deliver physical media of all types, and provides digital content repository systems that house, distribute, and archive key media assets, throughout the United States, Canada, France, China - Hong Kong S.A.R., the Netherlands and the United Kingdom (“Entertainment Services”) and (ii) technical expertise in the handling, installation and storing of art in the United States, Canada and Europe (“Fine Arts”). Our Corporate and Other Business segment also includes costs related to executive and staff functions, including finance, human resources and IT, which benefit the enterprise as a whole. Capital Expenditures and Investments: – Our business requires capital expenditures to support our expected storage rental revenue and service revenue growth and ongoing operations, new products and services and increased profitability. The majority of our capital goes to support business line growth and our ongoing operations. Additionally, we invest capital to acquire or construct real estate. We also expend capital to support the development and improvement of products and services and projects designed to increase our profitability. These expenditures are generally relatively small and discretionary in nature. We categorize our capital expenditures as follows: Growth Investment: Data Center - Expenditures primarily related to investments in new construction of data center facilities (including the acquisition of land and development of facilities) or capacity expansion in existing buildings. Real Estate - Expenditures primarily related to investments in land, buildings, building improvements, leasehold improvements and racking structures to grow our revenues or achieve operational efficiencies. Innovation & Other - Discretionary capital expenditures for significant new products and services, restructuring (including Project Summit), and integration of acquisitions. Recurring: Real Estate - Expenditures primarily related to the replacement of components of real estate assets such as buildings, building improvements, leasehold improvements and racking structures. Non-Real Estate - Expenditures primarily related to the replacement of containers and shred bins, warehouse equipment, fixtures, computer hardware, or third-party or internally-developed software assets that support the maintenance of existing revenues or avoidance of an increase in costs. Data Center - Expenditures related to the upgrade or re-configuration of existing data center assets. During 2020, a portion of what was previously categorized as Non-Real Estate Growth Capital Expenditures was recategorized as Real Estate Growth Capital Expenditures and the remaining portion was recategorized as Recurring Capital Expenditures. In addition, capital expenditures associated with restructuring (including Project Summit) and integration of acquisitions, which was previously categorized as recurring capital expenditures, have been recategorized as Innovation and Other. We have reclassified the categorization of our prior year capital expenditures to conform with our current presentation. Components of Overhead: Allocated Overhead – Includes overhead expenses directly associated with storage and service business operations allocated as follows: Field Operation Costs – Allocated to storage and service operations based on percent of revenue. Bad Debt Expenses – Allocated to storage and service operations based on percent of revenue. Transportation Costs – Allocated fully to service operations. Section XI - Appendix and Definitions investors.ironmountain.com Q1 2021 Supplemental Financial Information 26

Constant Currency: Adjusts results for normalized FX impacts in prior period. COVID-19 Costs: Costs that are incremental and directly attributable to the COVID-19 pandemic which are not expected to reoccur once the pandemic ends ("COVID-19 Costs"). These costs include the purchase of personal protective equipment for our employees and incremental cleaning costs of our facilities, among other direct costs. Bond Fixed Charge Coverage Ratio: - is calculated as TTM Adjusted EBITDA divided by scheduled amortization, interest expense related to outstanding debt. Customer Inducements – Represents Free Move Costs and Permanent Withdrawal Fees. Data Center Business Definitions Leasable MW – Represents the amount of critical power capacity available for customer use, measured in megawatts. Leased % Calculation – Calculated as the megawatts under contract divided by the leasable megawatts. Monthly Recurring Revenue (MRR) - defined as recurring contractual revenue under existing commenced customer leases, including rent, power, and other recurring data center services. Pre-leased - A lease on data center capacity that is signed before construction has completed. Pre-Stabilized - A building recently placed in service which has not yet reached 85% leased or 24 months in service. Rental Churn Rate - represents data center leases which are not renewed or are terminated during the period. Rental churn is calculated based on the MRR terminated in the period, compared with total MRR at the beginning of the period. TCV – “Total Contract Value” represents total revenue contracted for active contracts through the contract term, not including renewals or extensions, but including fixed power charges. Total potential MW - Total amount of existing and planned critical power capacity at full build-out, measured in megawatts. WALE – “Weighted Average Lease Expiry” (in years) is calculated on a revenue basis, using annual GAAP revenue of all in-place contracts, excluding utility reimbursements. Credit Facility Fixed Charge Coverage Ratio: - The Credit Facility Fixed Charge Coverage Ratio is calculated as LTM Adjusted EBITDA plus rent expenses divided by scheduled amortization, interest expense related to outstanding debt and preferred equity, if any, and rent expenses. Net Lease-Adjusted Leverage Ratio: - The calculation for this ratio is net debt including the capitalized value of lease obligations plus six times rent expenses divided by EBITDA plus rent expenses. Organic Revenue Growth: - Our organic revenue growth rate, which is a non-GAAP measure, represents the year-over-year growth rate of our revenues excluding the impact of business acquisitions, divestitures and foreign currency exchange rate fluctuations. Our organic revenue growth rates includes the impact of acquisitions of customer relationships. Records Management Retention Rate: – One minus the result of dividing the total number of cubic feet of records removed from inventory due to customer terminations and destructions in a one-year period by the total number of cubic feet of records in storage at the beginning of the period. Restructuring Charges: - Operating expenditures associated with Project Summit, our transformation program announced in Q4 2019 which is designed to accelerate execution of Iron Mountain's Strategy. Storage Rev/NOI per Sq.Ft.: - Storage revenue (or storage NOI) divided by the quarterly building sq ft average for storage products. Significant Acquisition Capital Expenditures: – Represents capitalized expenditures associated with the May 2, 2016 acquisition of Recall Holdings Limited ("Recall") pursuant to the Scheme Implementation Deed, as amended with Recall (the "Recall Transaction") and the acquisition of IO Data Centers, LLC. Service Profit and Margin: – The Gross Profit and Margin attributable to the worldwide service business. Calculated as follows: Services Adjusted EBITDA + Allocated Overhead Expenses + Termination and Permanent Withdrawal Fees = Service Profit ($) / Total Service Revenues (including Termination and Permanent Withdrawal Fees) = Service Margin (%) Storage Net Operating Income, or Storage NOI: Storage NOI is defined as revenue from rental activities (storage rental revenue, termination fees and permanent withdrawal fees) less storage rental costs. Storage rental costs include facility costs (excluding rent), storage rental labor, other storage costs and allocated overhead. Storage NOI is commonly used in the REIT industry and enables investors to understand and value the income generated from the company’s real estate. Storage Profit and Margin: – The Gross Profit and Margin attributable to the worldwide storage business. Calculated as follows: Storage Net Operating Income + Allocated Overhead Expenses - Storage Rent - Termination and Permanent Withdrawal Fees = Storage Profit ($) / Total Storage Revenues (excluding Termination and Permanent Withdrawal Fees) = Storage Margin (%) Section XI - Appendix and Definitions investors.ironmountain.com Q1 2021 Supplemental Financial Information 27

Tax Rates: Effective Tax Rate – GAAP tax rate for the period calculated as tax expense or benefit for the quarter (total of current and deferred tax provisions), including discrete items, and divided by profit before tax for the period. Structural Tax Rate – Estimated tax rate for the full fiscal year based on forecasted ordinary income and forecasted tax expense/ benefit excluding any significant unusual or infrequently occurring items (i.e., discrete items) and items recognized net of tax on the financials (i.e., discontinued operations). Total Physical Storage Volume: - Comprised of Iron Mountain’s comprehensive portfolio of physical storage, including Records Management hardcopy records, data protection tapes, Consumer and Other, and Adjacent Businesses (Fine Art and Entertainment Services), measured on an absolute basis in cubic feet. Section XI - Appendix and Definitions investors.ironmountain.com Q1 2021 Supplemental Financial Information 28